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                                                                  EXHIBIT (a)(4)

                          OFFER TO PURCHASE FOR CASH
        All Outstanding Shares of Common Stock and Class B Common Stock

                                      of

                      CORT Business Services Corporation

                                      at

                             $28.00 Net per Share

                                      by

                              C Acquisition Corp.

                         a wholly owned subsidiary of

                         Wesco Holdings Midwest, Inc.

                  and an indirect wholly owned subsidiary of

                          Wesco Financial Corporation

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
      TIME, ON THURSDAY, FEBRUARY 17, 2000, UNLESS THE OFFER IS EXTENDED.


                                                               January 21, 2000

To Our Clients:

   Enclosed for your consideration are the Offer to Purchase dated January 21, 2000 and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the ("Offer") in connection with the offer by C Acquisition Corp., a Delaware corporation ("Purchaser"), a wholly owned subsidiary of Wesco Holdings Midwest, Inc., a Nebraska corporation ("Parent"), and an indirect wholly owned subsidiary of Wesco Financial Corporation, a Delaware corporation ("Ultimate Parent"), to purchase for cash all outstanding shares of Common Stock, par value $.01 per share, and Class B Common Stock, par value $.01 per share (the "Shares"), of CORT Business Services Corporation, a Delaware corporation (the "Company"). We are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

   We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

   Your attention is invited to the following:

     1. The offer price is $28.00 per Share, net to you in cash without interest.

     2. The Offer is being made for all outstanding Shares.

     3. The Board of Directors of the Company has unanimously determined that the Offer and the Merger (as defined in the Merger Agreement) are fair to, and in the best interests of, the Company and its stockholders, has unanimously approved the Merger Agreement (as defined in the Offer to Purchase) and the transactions contemplated thereby, including the Offer and the Merger, and unanimously recommends that stockholders accept the Offer and tender all of their Shares pursuant thereto.

     4. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Thursday, February 17, 2000, unless the Offer is extended.

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     5. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the Expiration Date (as defined in the Offer to Purchase) that number of Shares which (together with all Shares owned by Parent, Purchaser or their affiliates) constitutes a majority of the Shares outstanding on a fully-diluted basis on the date Shares are accepted for payment. The Offer is also subject to other conditions set forth in the Offer to Purchase. See Section 14 of the Offer to Purchase.

     6. Any stock transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

   Purchaser is not aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute.

   If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the reverse side of this letter. Your instructions should be forwarded to us in sufficient time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

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                       INSTRUCTIONS WITH RESPECT TO THE

                          Offer to Purchase for Cash
        All Outstanding Shares of Common Stock and Class B Common Stock

                                      of

                      CORT Business Services Corporation

   The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated January 21, 2000 and the related Letter of Transmittal in connection with the Offer by C Acquisition Corp., a Delaware corporation, a wholly owned subsidiary of Wesco Holdings Midwest, Inc., a Nebraska corporation, and an indirect wholly owned subsidiary of Wesco Financial Corporation, a Delaware corporation, to purchase all outstanding shares of Common Stock, par value $.01 per share, and Class B Common Stock, par value $.01 per share (the "Shares"), of CORT Business Services Corporation, a Delaware corporation.

   This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares to be
tendered:*

______________________ Shares

Dated: ________________, 2000          ---------------------------------------

                                       ---------------------------------------
                                                    Signature(s)

                                       ---------------------------------------

                                       ---------------------------------------
                                                    Print Name(s)

                                       ---------------------------------------

                                       ---------------------------------------
                                                     Address(es)

                                       ---------------------------------------
                                           Area Code and Telephone Number

                                       ---------------------------------------
                                          Tax ID or Social Security Number
-------
* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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